Exhibit 23.1


 INDEPENDENT AUDITORS' CONSENT

 We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-63912 of Jack Henry
 & Associates, Inc. on Form S-8 of our reports dated August 16, 2002 and
 June 17, 2002, appearing in the Annual Report on Form 10-K of Jack Henry
 & Associates, Inc. for the year ended June 30, 2002 and in the Annual
 Report on Form 11-K of Jack Henry & Associates, Inc. 401(k) Employee Stock Ownership Plan and Trust for the year ended December 31, 2001, respectively.


 /s/ DELOITTE & TOUCHE LLP

 St. Louis, Missouri
 June 18, 2003